EXHIBIT 23.3

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-144870, 333-176733, 333-183882 and 333-205836) and Form S-3 (File No. 333-200422) of Lakeland Industries, Inc. of our report dated April 18, 2016 relating to our audit of the financial statements of Weifang Lakeland Safety Products Co., Ltd. which appears in the Annual Report on Form 10-K of Lakeland Industries, Inc. for the fiscal year ended January 31, 2016.

/s/ Shanghai Mazars Certified Public Accountants
Shanghai Mazars Certified Public Accountants
April 21, 2016